Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
ESSENTIAL UTILITIES, INC.
(a Pennsylvania Corporation)

Amended and Restated as of February 16, 2022

Article I
Offices and Fiscal Year

Section 1.01.      Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania, which is in Montgomery County, shall be at 762 West Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 until otherwise established by an amendment of the articles of incorporation (as it may be amended from time to time, the “articles”) or by the board of directors, and a statement of such change is filed with the Department of State in the manner provided by law.

Section 1.02.      Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

Section 1.03.      Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year.

Article II
Notice — Waivers — Meetings Generally

Section 2.01.      Manner of Giving Notice.

(a)               General rule. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law (“Business Corporation Law”) or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class mail or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, by internet or other means of electronic transmission consented to by the person whom the notice is given or by facsimile transmission, to the address (or to the telex, TWX or facsimile number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, or internet or other means of electronic transmission, when dispatched or, in the case of facsimile transmission, when received. A notice of a meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

(b)               Bulk mail. If the corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

(c)                Adjourned shareholder meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

Section 2.02.      Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing or with the prior consent of the director by internet or other means of electronic transmission at least 24 hours (in the case of notice by telephone, telex, TWX, internet or other means of electronic transmission or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

Section 2.03.      Notice of Meetings of Shareholders.

(a)               General rule. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting, at least 20 days prior to the day named for the meeting. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)               Notice of action by shareholders on bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice of a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c)                Notice of action by shareholders on fundamental change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 3, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 3.

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(d)               Notice of action by shareholders giving rise to dissenters’ rights. In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters’ rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1)               a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2)               a copy of Subchapter 15D.

Section 2.04.      Waiver of Notice.

(a)               Written waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

(b)               Waiver by attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05.      Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying language or other amendments as do not enlarge its original meaning.

Section 2.06.      Exception to Requirement of Notice.

(a)               General rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)               Shareholders without forwarding addresses. Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.07.      Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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Article III
Shareholders

Section 3.01.      Place of Meeting. All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of such meeting or, if so designated by the board of directors, by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors of the corporation, make appropriate motions and comment on the business of the meeting.

Section 3.02.      Annual Meeting. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board the meeting for any calendar year shall be held on the Second Thursday of May in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o’clock A.M., and at said meeting the shareholders entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call such meeting at any time thereafter.

Section 3.03.      Special Meetings. Special meetings of the shareholders may be called at any time by the chairman, the president, or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting, or by resolution of the board of directors. Any authorized person who has called a special meeting may fix the date, time and place of the meeting. If the person who has called the meeting does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after receipt of the request.

Section 3.04.      Quorum and Adjournment.

(a)               General rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)               Withdrawal of a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

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(c)                Adjournments generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct. At any such adjourned meeting at which a quorum may be present such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the shareholders of the corporation shall be required to be given except by announcement at the meeting at which the adjournment took place. In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding 15 days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors are elected.

Section 3.05.      Action by Shareholders. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present in person or by proxy are entitled to cast shall be the acts of the shareholders.

Section 3.06.      Organization. At every meeting of the shareholders, the chairman of the board, if there be one, or in the case of vacancy in office or absence of the chairman of the board, one of the following individuals present in the order stated: the lead independent director, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present shall act as chairman of the meeting. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.07.      Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08.      Voting and Other Action by Proxy.

(a)               General rule.

(1)               Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2)               The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or other action by the shareholder.

(3)               When two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

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(b)               Minimum requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact, or other proxy transmitted as permitted by law, including without limitation, by internet, interactive voice response system or other means of electronic transmission executed by a shareholder or attorney-in-fact:

(1)               may be treated as properly executed for purposes of this subsection; and

(2)               shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)                Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

(d)               Expenses. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09.      Voting by Fiduciaries and Pledgees. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10.      Voting by Joint Holders of Shares.

(a)               General rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)               if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

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(2)               if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)               Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11.      Voting by Corporations.

(a)               Voting by corporate shareholders. Any corporation that is a shareholder of this corporation may vote at the meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b)               Controlled shares. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12.      Determination of Shareholders of Record.

(a)               Fixing record date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date so fixed shall be so entitled notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)               Determination when a record date is not fixed. If a record date is not fixed:

(1)               The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

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(2)               The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)                Certification by nominee. The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in the place of the shareholder making the certification.

Section 3.13.      Voting Lists.

(a)               General rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list of the corporation may make the information therein available at the meeting by any other means.

(b)               Effect of list. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or transfer records or to vote at any meeting of shareholders.

Section 3.14.      Judges of Election.

(a)               Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and upon the demand of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office to be filled at the meeting shall act as a judge.

(b)               Vacancies. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the presiding officer thereof.

(c)                Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the nominations by shareholders or the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

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(d)               Report. On request of the presiding officer of the meeting, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.15.      Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the corporation may be taken without a meeting only upon the unanimous written consent of all the shareholders who would be entitled to vote thereon at a meeting of the shareholders called to consider the matter.

Section 3.16.      Minors as Security Holders. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

Section 3.17.      Business to be Transacted at Shareholder Meetings. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of notice provided for in Section 3.02 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.17. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be in proper written form, such shareholder’s notice shall set forth as to the shareholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owners on whose behalf the nomination is made; and (ii) with respect to such shareholder and any such beneficial owner (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 3.17 shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date).

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To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was first mailed.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.17; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.17 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice relating to the meeting. At any meeting, matters incident to the conduct of this meeting may be voted upon or otherwise disposed of as the chairman of the meeting shall determine to be appropriate.

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Compliance with this Section 3.17 shall be the exclusive means for business to be properly brought before a shareholder meeting by a shareholder (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting).

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 3.17 shall be deemed satisfied by a shareholder if such shareholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of shareholders.

Article IV
Board of Directors

Section 4.01.      Powers; Personal Liability.

(a)               General rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)               Personal liability of directors. A director of the corporation shall not be personally liable for monetary damages, as such, for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 15 Pa.C.S. Subch. 17B and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or Federal law. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor any breach of performance of duty or failure of performance of duty by a director occurring prior to that date.

(c)                Notation of dissent. A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken on which the director is generally competent to act unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

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Section 4.02.      Qualification and Election of Directors.

(a)               Qualifications. Each director of the corporation shall be a natural person of full age, who need not be a resident of Pennsylvania or a shareholder of the corporation. No person shall be appointed or elected as a director unless:

(1)               such person is elected to fill a vacancy in the board of directors (including any vacancy resulting from any increase in the number of directors in accordance with Section 4.05(a); or

(2)               the name of such person, together with such consents and information as may be required by the board of directors or by the provisions of Section 4.14(b) shall have been filed with the secretary of the corporation.

(b)               Election of directors. Except as otherwise provided in the articles or these bylaws, at each annual meeting of shareholders commencing with the annual meeting held in 2012, directors of the corporation elected to succeed those directors whose terms expire at such annual meeting of shareholders shall be elected by the shareholders at each annual meeting of shareholders. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins.

Section 4.03.      Number and Term of Office.

(a)               Number. The board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board adopted by a vote of three quarters of the entire board of directors.

(b)               Term of office. Each director elected at the annual meeting of shareholders held in 2012 and at each annual meeting of shareholders thereafter shall hold office for a term of one-year expiring at the next annual meeting of shareholders and until a successor shall have been elected and qualified, or until his or her death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)                Resignations. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect on the date of the receipt by the corporation of such notice or at any later time specified therein.

Section 4.04.      Lead Independent Director.

(a)                The board of directors shall designate one of the “independent” directors (as determined in accordance with the rules of the New York Stock Exchange) as the lead independent director. Unless otherwise determined by the board of directors, the independent director elected annually to serve as the chair of the corporate governance committee will also serve as the lead independent director. At meetings of the shareholders and of the board of directors, in the absence of the chairman of the board, the lead independent director shall act as chairman of the meeting and preside over such meetings. In the event of the death or incapacity of the chairman of the board, the lead independent director shall become the acting chairman until a new chairman is selected by the board of directors. The lead independent director shall have such other duties and powers as may from time to time be assigned to him or her by the board of directors.

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Section 4.05.      Vacancies.

(a)               General rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a vote of a majority of the entire board of directors, or by sole remaining director, and such person so elected shall hold office until the next election of directors and until a successor shall have been elected and qualified, or until their death, resignation or removal.

(b)               Action by resigned directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.06.      Removal of Directors.

(a)               Removal by the directors. At any special meeting called for the purpose of removing or electing directors, the entire board of directors or any individual director may be removed from office without assigning any cause, as provided in the articles. In case the board or any one or more directors be so removed, new directors may be elected at the same meeting.

(b)               Removal by the board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

Section 4.07.      Place of Meeting. The board of directors may hold its meetings at such place or places within the Commonwealth of Pennsylvania, or elsewhere as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 4.08.      Organization Meeting. At every meeting of the board of directors, the chairman of the board, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following individuals present in the order stated: the lead independent director, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.09.      Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

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Section 4.10.      Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

Section 4.11.      Quorum of and Action by Directors.

(a)               General rule. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and, except as otherwise provided in the articles or these bylaws, the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)               Action by written consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.12.      Executive and Other Committees.

(a)               Establishment and powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have the power or authority as to the following:

(1)               The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

(2)               The creation or filling of vacancies in the board of directors.

(3)               The adoption, amendment or repeal of these bylaws.

(4)               The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board of directors.

(5)               Action on matters committed by a resolution of the board of directors to another committee of the board of directors.

(b)               Alternate committee members. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and the alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)                Term. Each committee of the board shall serve at the pleasure of the board.

(d)               Committee procedures. The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

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Section 4.13.      Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

Section 4.14.      Nomination of Directors.

(a)               Notice required. Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of such shareholder’s intent to nominate a director at the meeting is given by the shareholder and received by the secretary of the corporation in the manner and within the time specified herein. The Notice shall be delivered to the secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the Notice shall be delivered to the secretary of the corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the secretary of the corporation, the Notice may be mailed to the secretary of the corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary of the corporation.

(b)               Contents of Notice. The Notice shall be in writing and shall contain or be accompanied by:

(1)               the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owners on whose behalf the nomination is made;

(2)               a representation that the shareholder is a holder of record of the corporation’s voting stock entitled to vote for the election of Directors, will continue to be a holder of record of shares entitled to vote for the election of Directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)               with respect to such shareholder and any such beneficial owner (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any Derivative Instrument (as defined in Section 3.17) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such Notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 4.14(b) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date.

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(4)               such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

(5)               a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

(6)               the consent of each nominee to serve as director of the corporation if so elected.

(c)                Determination of compliance. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all shareholders of the corporation for any purpose.

Compliance with this Section 4.14 shall be the exclusive means for a shareholder to make director nominations (other than director nominations properly brought before a shareholder meeting by a shareholder under Rule 14a-11 under the Exchange Act and included in the corporation’s notice of meeting).

(d)               Exception. The above procedures of this Section shall not apply to director nominations with respect to which proxies shall have been solicited pursuant to a proxy statement filed pursuant to Regulation 14A of the rules and regulations adopted by the Securities and Exchange Commission under the Exchange Act, or pursuant to any successor act or regulation (including, without limitation, director nominations properly brought before a shareholder meeting by a shareholder under Rule 14a-11 under the Exchange Act and included in the corporation’s notice of meeting, which is governed by Section 4.15 of these Bylaws).

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Section 4.15.      Proxy Access.

(a)               Inclusion of shareholder nominees in corporation’s proxy statement.

(1)               Subject to the provisions of this Section 4.15, if expressly requested in the relevant Proxy Access Nomination Notice (as defined below in Section 4.15(d)(1)), the corporation shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders) and on the corporation’s form of proxy and ballot: (A) the names of any person or persons therein nominated for the election of directors (each, a “Shareholder Nominee”) by any Eligible Shareholder (as defined below in Section 4.15(c)(1)) or group of up to 20 Eligible Shareholders that, as determined by the board of directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 4.15 (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”); (B) disclosure about each Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (C) any statement included by the Nominating Shareholder in the Proxy Access Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the board of directors (subject, without limitation, to Section 4.15(e)(2), and provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act, including Rule 14a-9 thereunder (the “Supporting Statement”)); and (D) any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the Nominating Shareholder and the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 4.15 and any solicitation materials or related information with respect to a Shareholder Nominee.

(2)               For purposes of this Section 4.15, any determination to be made by the board of directors may be made by the board of directors, a committee of the board of directors or any officer of the corporation designated by the board of directors or a committee of the board of directors, and any such determination shall be final and binding on any Eligible Shareholder, any Nominating Shareholder, any Shareholder Nominee and any other person so long as made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination, the presiding officer of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 4.15 and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.

(b)               Maximum number of shareholder nominees.

(1)               The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number constituting the greater of one (1) and 20% of the total number of directors of the corporation then serving on the last day on which a Proxy Access Nomination Notice may be submitted pursuant to this Section 4.15 (rounded down to the nearest whole number) (the “Maximum Number”).

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(2)               The Maximum Number for a particular annual meeting shall be reduced by: (A) each Shareholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the board of directors; (B) each Shareholder Nominee who ceases to satisfy, or each Shareholder Nominee of a Nominating Shareholder that ceases to satisfy, the eligibility requirements in this Section 4.15, as determined by the board of directors; (C) each Shareholder Nominee who the board of directors itself decides to nominate for election at such annual meeting; and (D) the number of incumbent Directors who had been Shareholder Nominees at either of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the board of directors. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 4.15(d) but before the date of the annual meeting of shareholders and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(3)               If the number of Shareholder Nominees pursuant to this Section 4.15 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock that each Nominating Shareholder disclosed as owned in its Proxy Access Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 4.15(d), a Nominating Shareholder or a Shareholder Nominee ceases to satisfy the eligibility requirements in this Section 4.15, as determined by the board of directors, a Nominating Shareholder withdraws its nomination or a Shareholder Nominee becomes unwilling to serve on the board of directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement Shareholder Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to the shareholders of the corporation, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders (notwithstanding that proxies in respect of such vote may have been received by the corporation).

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(c)                Eligibility of nominating shareholder.

(1)               An “Eligible Shareholder” is a person who has either (A) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in this Section 4.15(c) continuously for the three-year period specified in Section 4.15(c)(2) or (B) provides to the secretary of the corporation, within the time period referred to in Section 4.15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors determines acceptable.

(2)               An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 4.15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders. The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Proxy Access Nomination Notice documentation satisfactory to the board of directors that the Eligible Shareholder consists only of funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Shareholder that includes a group of Eligible Shareholders, any and all requirements and obligations for an Eligible Shareholder shall apply to each Eligible Shareholder in such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder. Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 4.15, as determined by the board of directors, or withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders. As used in this Section 4.15, any reference to a “group” or “group of Eligible Shareholders” refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

(3)               The “Minimum Number” of shares of the corporation’s common stock means 3% of the aggregate number of shares of the corporation’s common stock outstanding as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Proxy Access Nomination Notice.

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(4)               For purposes of this Section 4.15, an Eligible Shareholder “owns” only those outstanding shares of the corporation’s common stock as to which such Eligible Shareholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (w) purchased or sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (x) that are subject to short positions or were otherwise sold short by such Eligible Shareholder or any of its affiliates, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, with cash based on the notional amount or value of outstanding shares of common stock of the corporation or a combination thereof, in any such case, which instrument or agreement has, or is intended to have, or if exercised or settled would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic interest in such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the board of directors. For purposes of this Section 4.15(c)(4), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(5)               No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that owns the largest aggregate number of shares of each class of the corporation’s common stock, as reflected in the Proxy Access Nomination Notice.

(d)               Proxy access nomination notice.

(1)               To nominate a Shareholder Nominee pursuant to this Section 4.15 the Nominating Shareholder (including each Eligible Shareholder in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders) must deliver to the secretary of the corporation at the principal executive offices of the corporation all of the following information and documents in a form that the board of directors determines acceptable (collectively, the “Proxy Access Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation first mailed or otherwise distributed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Proxy Access Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Proxy Access Nomination Notice):

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(i)                 one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Proxy Access Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii)               an agreement to hold the Minimum Number of shares through the annual meeting and to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii)             a Schedule 14N (or any successor form) relating to each Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder, as applicable, in accordance with Securities and Exchange Commission rules;

(iv)             the written consent of each Shareholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a Shareholder Nominee and to serving as a director if elected;

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(v)               a written notice, in a form deemed satisfactory by the board of directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder: (a) the information that would be required to be set forth in a Notice pursuant to Section 4.14 of these Bylaws; (b) a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation; (c) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (d) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the board of directors; (e) a representation and warranty that the Nominating Shareholder will not use any form of proxy and ballot other than the corporation’s form of proxy and ballot in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (f) a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, membership on the board of directors would not violate the articles or these bylaws, any applicable law, rule, regulation, order or decree to which the corporation is subject, including rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (g) a representation and warranty that each Shareholder Nominee: (i) does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be deemed not independent pursuant to the corporation’s standards in its Corporate Governance Guidelines and otherwise qualifies as independent under any other standards established by the corporation and the rules of any stock exchange on which the corporation’s shares of common stock are listed; (ii) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s shares of common stock are listed; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iv) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and (vi) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines and any other standards established by the corporation (notwithstanding this clause (g), for the avoidance of doubt, the board of directors is responsible for making the final determination of the Shareholder Nominee’s independence); (h) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 4.15(c) and intends to continue to satisfy such eligibility requirements through the date of the annual meeting; (i) details of any position of a Shareholder Nominee as an employee, officer or director of any entity, and of any other material relationship with or material financial interest in any entity, within the three years preceding the submission of the Proxy Access Nomination Notice; (j) if desired, a Supporting Statement; and (k) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

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(vi)             an executed agreement, in a form deemed satisfactory by the board of directors, pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Shareholder Nominee; (b) to file any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Shareholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees with the corporation, the shareholders of the corporation or any other person in connection with the nomination or election of Directors, including, without limitation, the Proxy Access Nomination Notice; (d) to indemnify and hold harmless (jointly with all other Eligible Shareholders, in the case of a group of Eligible Shareholders) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under, this Section 4.15; (e) in the event that any information included in the Proxy Access Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the corporation, the shareholders of the corporation or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (f) in the event that the Nominating Shareholder (including any Eligible Shareholder in a group) has failed to continue to satisfy the eligibility requirements described in Section 4.15(c), to promptly notify the corporation; and

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(vii)           an executed agreement, in a form deemed satisfactory by the board of directors, by each Shareholder Nominee: (a) to promptly, but in any event within ten business days after such request, provide to the corporation such other information and certifications, including completion of a director nominee questionnaire, as the corporation may reasonably request; (b) at the reasonable request of the board of directors, any committee or any officer of the corporation, to meet with the board of directors, any committee or any officer of the corporation to discuss matters relating to the nomination of such Shareholder Nominee to the board of directors, including the information provided by such Shareholder Nominee to the corporation in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the board of directors; (c) that such Shareholder Nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors; (d) understands his or her duties as a director under Pennsylvania law and agrees to act in accordance with those duties while serving as a director, and (e) that such Shareholder Nominee is not and will not become a party to: (i) any agreement, arrangement or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification of the Shareholder Nominee in connection with being a Shareholder Nominee that has not been fully disclosed in writing to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Proxy Access Nomination Notice; (ii) any agreement, arrangement, or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification of the Shareholder Nominee in connection with service or action as a director of the corporation if so elected; (iii) any agreement, arrangement or understanding with any person or entity as to how such Shareholder Nominee, if elected, will vote or act on any issue (a “Voting Commitment”) except such as is already existing and has been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Proxy Access Nomination Notice; or (iv) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected, with his or her fiduciary duties under applicable law.

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(2)               The information and documents required by this Section 4.15(d) to be provided by the Nominating Shareholder shall be: (A) provided with respect to and executed by each Eligible Shareholder in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (B) provided with respect to both the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) and limited liability companies (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities. The Proxy Access Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 4.15(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Nomination Notice is provided) have been delivered to and received by the secretary of the corporation.

(e)                Exceptions.

(1)               Notwithstanding anything to the contrary contained in this Section 4.15, the corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Proxy Access Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Shareholder Nominee, if: (A) the corporation receives a notice pursuant to the advance notice requirements set forth in Section 4.14 that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation; (B) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 4.15, the Nominating Shareholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 4.15 and shall therefore be disregarded; (C) the board of directors in good faith determines that such Shareholder Nominee fails to satisfy all the standards set forth in Section 4.15(d)(1)(E)(7)(a)-(f), such Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or if such Shareholder Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with the articles, these bylaws or any applicable law, rule, regulation, order or decree to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (D) such Shareholder Nominee was nominated for election to the board of directors pursuant to this Section 4.15 at one of the corporation’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received less than 25% of the votes that all shareholders are entitled to cast in favor of the election of such Shareholder Nominee; or (E) the corporation is notified, or the board of directors determines, that the Nominating Shareholder or such Shareholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 4.15(c), any of the representations and warranties made in the Proxy Access Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Shareholder Nominee becomes unwilling or unable to serve on the board of directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Shareholder Nominee under this Section 4.15.

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(2)               Notwithstanding anything to the contrary contained in this Section 4.15, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in the Proxy Access Nomination Notice, if the board of directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission’s proxy rules or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

(3)               The corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.

(f)                This Section 4.15 provides the exclusive method for a shareholder to include nominees for election to the board of directors in the corporation’s proxy materials.

Article V
Officers

Section 5.01.      Officers Generally.

(a)               Number, qualifications and designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may, but need not be, directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board who shall be an officer of the corporation. Any number of offices may be held by the same person.

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(b)               Resignations. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall be effective at the date of the receipt thereof by the corporation or at any later time specified therein.

(c)                Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(d)               Standard of care. In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.02.      Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor shall have been duly chosen and qualified, or until his or her death, resignation, or removal.

Section 5.03.      Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents. Any delegation by the board of directors of the power to elect, retain or appoint subordinate officers, committees, employees or other agents, shall be deemed to include the power to remove such subordinate.

Section 5.04.      Removal of Officers and Agents. Any officer or agent of the corporation may be removed by the board with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05.      Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

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Section 5.06.      Authority. All officers of the corporation as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors, or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

Section 5.07.      The Chairman of the Board. The chairman of the board shall preside at all meetings of shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5.08.      The President. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

Section 5.09.      The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.10.      The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors, the chairman or the president.

Section 5.11.      The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

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Section 5.12.      Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

Article VI
Certificates of Stock, Transfer, Etc.

Section 6.01.      Share Certificates. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share transfer records and the blank share certificates shall be kept by the secretary or by any transfer agency or registrar designated by the board of directors for that purpose.

Section 6.02.      Issuance. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement in effect at the time between the corporation and any transfer agent or registrar.

Section 6.03.      Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. Section 8101 et seq., and its amendments and supplements.

Section 6.04.      Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05.      Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

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Article VII
Indemnification of Directors, Officers, Etc.

Section 7.01.      Scope of Indemnification.

(a)            The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined pursuant to Section 7.06 to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. Section 1746(b) or any superseding provision of the law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

(b)            If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)            The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

(d)            For purposes of this Article:

(1)               “indemnified capacity” shall mean any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2)               “indemnified representative” shall mean any and all directors and officers of the corporation and any other person specifically designated as an indemnified representative by the board of directors of the corporation under these bylaws (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3)               “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorney’s fees and disbursements); and

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(4)               “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02.      Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provisions of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceedings is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 of this Article or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7.03.      Advancing Expenses. The corporation shall pay the expenses (including attorney’s fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or 7.02 of this Article upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 7.06 of this Article that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay in advance shall not be a prerequisite to the making of such advance.

Section 7.04.      Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to violability.

Section 7.05.      Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

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Section 7.06.      Arbitration. Any dispute related to the right of indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the corporation’s executive offices are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of a third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the others’ arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer or a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The corporation shall reimburse an indemnified representative for the expenses (including attorney’s fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and non-appealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

Section 7.07.      Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7.08.      Discharge of Duty. An indemnified representative shall be deemed to have discharged such person’s duty to the corporation if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(1)               one or more officers or employees of the corporation whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

(2)               legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the person’s professional or expert competence; or

(3)               a committee of the board of directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

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Section 7.09.      Contract Rights; Amendment or Repeal. All rights to indemnification, contribution and advancement of expense under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification of this Article shall not adversely affect any right or protection of any indemnified representative in respect of any act or omission occurring prior to the time of such repeal, amendment or modification.

Section 7.10.      Scope of Articles. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expense may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect to matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.11.      Reliance of Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article, which right shall be deemed vested at the time the person commences acting in such capacity.

Section 7.12.      Interpretation. The provisions of this Article have been approved and ratified by the shareholders of this corporation and are intended to constitute bylaws authorized by 15 Pa.C.S. Section 1746 and 1750.

Article VIII
Miscellaneous

Section 8.01.      Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.

Section 8.02.      Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

Section 8.03.      Contracts.

(a)               General rule. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

(b)               Statutory form of execution of instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by the chairman, the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

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Section 8.04.      Interested Directors or Officers; Quorum.

(a)               General rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, joint venture, trust, or other enterprise in which one or more of its directors or officers are directors or officers, or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(1)               The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

(2)               The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)               The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors or the shareholders.

(b)               Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in subsection (a).

Section 8.05.      Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time designate.

Section 8.06.      Exclusive Forum.

(a)               Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive judicial forum for the following actions and proceedings shall be a state court located within Montgomery County, Pennsylvania, or if no state court located within such county has jurisdiction over such action or proceeding, the federal United States District Court for the Eastern District of Pennsylvania:

(1)               any derivative action or proceeding brought on behalf of the corporation;

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(2)               any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders;

(3)               any action or proceeding asserting a claim against the corporation, or any director, officer or other employee of the corporation arising pursuant to, or involving any interpretation or enforcement of, any provision of the Pennsylvania Associations Code, Business Corporation Law, the articles, or the bylaws; or

(4)               any action or proceeding asserting a claim peculiar to the relationships between or among the corporation and its officers, directors, and shareholders, or otherwise governed by or involving the internal affairs doctrine.

Without limiting any of the foregoing, nothing contained in this section is intended to limit or otherwise adversely affect any property right vested in the corporation’s shareholders or is intended to limit, determine or address the merits or substance of any action or proceeding, but instead, the provisions of this section are solely procedural in nature.

(b)               Submission to Jurisdiction. Without limiting the effect of 15 Pa. C. S. § 1505, any person or entity owning, purchasing or otherwise acquiring any interest in shares of the corporation, including any record or beneficial interest therein, shall be deemed, to the fullest extent permitted by law, to be a “shareholder” and to have notice of and consented to the provisions of this section. Any shareholder who initiates an action or proceeding of the types described in clause (a) above in a court other than a court specified in clause (a) above (a “Foreign Action”) shall be deemed to have consented to (i) the personal jurisdiction of the courts specified in this section in an action or proceeding brought against the shareholder to enforce this section (an “Enforcement Action”) and (ii) having service of process in an Enforcement Action made upon the shareholder by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation or upon the shareholder’s counsel in the Foreign Action by United States mail addressed to such counsel.

Section 8.07.      Corporate Records.

(a)               Required records. The corporation shall keep complete and accurate books and records of accounts, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

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(b)               Right of inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business, wherever situated.

Section 8.08.      Amendment of Bylaws. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders in accordance with the articles at any duly organized annual or special meeting of shareholders, or (ii), with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).

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